UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 29, 2021

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 29, 2021, Golden Matrix Group, Inc. (the “Company”, “we” and “us”), entered into a Sale and Purchase Agreement of Ordinary Issued Share Capital (the “Purchase Agreement”), with Mark Weir and Paul Hardman, individuals (the “Sellers”), who were the sole shareholders of RKingsCompetitions Ltd, a private limited company formed and registered in and under the laws of Northern Ireland (“RKings”).

RKings is a United Kingdom based online competition company offering business-to-consumer tournaments whereby individuals can purchase entries for online prize drawings.

Pursuant to the Purchase Agreement, the Sellers agreed to sell the Company 80% of the outstanding capital stock of RKings (the “Purchase” and the “RKings Stock”).

In consideration for the RKings Stock, we agreed to pay the Sellers, pro rata with their ownership of RKings:

(1) a cash payment of GBP £3,000,000;

(2) 666,250 restricted shares of the Company’s common stock, with an agreed value of GBP £4,000,000, or $8.00 per share of Company common stock (the “Company Share Value” and such aggregate shares of Company Common Stock, the “Closing Shares”); and

(3) within seven days after the receipt of the audit of RKings (as required by Securities and Exchange Commission (“SEC”) rules and regulations), an additional number (rounded to the nearest whole share) of restricted shares of Company common stock, equal to (i) 80% of RKings’ net asset value (inventory on hand (minus allowances for reserve inventory and allocated goods and materials) plus RKings’ total cash and cash equivalents on hand; less (B) RKings’ current and accrued liabilities, as described in greater detail in the Purchase Agreement) as of October 31, 2021, divided by (ii) the Company Share Value (the “Post-Closing Shares”).

A total of GBP £1,000,000 (the “Holdback Amount”) is to be retained by the Company following closing and will be released to the Sellers, within six months after the closing date only to the extent that RKings has achieved revenue of at least USD $7,200,000 during the six full calendar months immediately following the closing date; and (B) the Sellers do not default in any of their obligations, covenants or representations under the Purchase Agreement or other transaction documents.

Additionally, in the event the (A) the Company determines, on or before the date on which the Company files its Annual Report on Form 10-K with the SEC for the Company’s fiscal year ending October 31, 2022 (the “Filing Date”), that the increase (if any) between (1) RKings’ twelve-month trailing EBITDA for the year ended October 31, 2022, less (2) RKings’ twelve-month trailing EBITDA for the year ended October 31, 2021, is at least GBP £1,250,000 during the twelve-month period ending October 31, 2022; and (B) the Sellers do not default in any of their obligations, covenants or representations under the Purchase Agreement or other transaction documents, then the Company is required to pay the Sellers GBP £4,000,000 (the “Earn-Out Consideration”), which is payable at the option of Company in either (a) cash; or (b) shares of Company common stock valued at $8.00 per share of Company common stock (subject to equitable adjustment in accordance with dividends payable in stock on such Company Common Stock, stock splits, stock combinations, and other similar events affecting the Company Common Stock) (such shares of Company Common Stock, if any, the “Earn-Out Shares”).

The Purchase Agreement includes customary representations and warranties of the parties and indemnification obligations of the parties.

The closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions including the satisfactory outcome of due diligence by the Company; the entry into the shareholders agreement (discussed below, which has been entered into to date); the delivery by the Sellers of a legal opinion confirming RKing’s compliance with certain applicable laws and regulations, which has been delivered to date; and delivery by the Sellers of a full set of financial records of RKings’s operations for its fiscal years ended as of October 31, 2020 and October 31, 2021, which have been delivered to date (in unaudited/unreviewed form).

The Company anticipates the closing of the Purchase occurring next week, if not sooner. The effective date of the Purchase will be November 1, 2021.

The closing of the Purchase is required to occur prior to December 31, 2021. The Purchase Agreement can be terminated at any time prior to closing, with the mutual consent of the parties, by either party if the closing has not occurred prior to such required closing date (subject to certain requirements), by the Company in the event certain requirements to closing become incapable of fulfillment and have not have been waived by the Company, and by the Company’s Board of Directors in certain other cases.

The Sellers agreed to only operate RKings in the ordinary course of business prior to closing.

The Sellers agreed to provide day-to-day management of RKings and assist the Company with the preparation of all required financial statements required under applicable SEC rules and regulations relating to the acquisition following the closing. The Sellers also agreed to a five year non-compete restriction in the United Kingdom and Republic of Ireland following the closing.

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The Purchase Agreement also required that the Sellers and the Company enter into a Shareholders Agreement (the “Shareholders Agreement”), which was entered into and became effective on November 29, 2021, and which (a) prohibits the sale or transfer of any shares of RKings without the consent of shareholders who collectively own and can vote more than 50% of all shares of RKings (a “Majority In Interest”, i.e., the Company); (b) provides the Company with a buyout right beginning on the date that is six months from November 29, 2021, exercisable upon written notice from the Company to the Sellers, which provides the Company the right to purchase all, but not less than all, of the shares of RKings then held by the Sellers (i.e., the 20% of RKings retained by such Sellers following the closing) for an aggregate purchase price equal to 20% of the product of (i) RKings’ then most recent three-month trailing EBITDA multiplied by (ii) sixteen (the “Buyout Price”), which is payable at the option of the Company in either (x) cash; or (y) shares of the Company’s common stock valued at $8.00 per share (subject to equitable adjustment in accordance with dividends payable in stock on such Company common stock, stock splits, stock combinations, and other similar events affecting the common stock) or any combination thereof; (c) provides each shareholder of RKings, except as otherwise agreed by a Majority In Interest or subject to certain customary permitted transfer rights, a right of first refusal to purchase any shares of RKings which any shareholder desires to transfer, at the price that they are offered to be transferred or (i) the value of the applicable shares mutually agreed upon between the applicable offering shareholder (or his or her representative, as applicable), if any, and RKings, or all of the remaining shareholders, as applicable, or (ii) if the applicable parties cannot agree, the value of such shares as determined in good faith by a Majority In Interest; (d) includes drag along rights, requiring minority shareholders to be dragged along in any change of control transaction; (e) provides for certain buyout rights in the event of the death or incapacity of an individual shareholder; and (f) provides that certain transactions involving RKings can only be affected with approval of a Majority In Interest.

The Shareholders Agreement also provides for the business and affairs RKings to be governed by a board of directors consisting of at least three persons. The number of members on the board may be increased (but not decreased) with the consent of a Majority In Interest. The initial directors of RKings will be the Sellers and Aaron Johnston, a director of the Company.

The Shareholders Agreement remains in full force and effect until RKings and a Majority In Interest, agree in writing to its termination or until the first to occur of (i) offering of shares of RKings pursuant to a registration statement effective under the Companies Act 2006 of the United Kingdom; (ii) the purchase by one shareholder of all the issued and outstanding shares of RKings; or (iii) the dissolution, bankruptcy or receivership of RKings.

The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.

The foregoing description of the Purchase Agreement and Shareholders Agreement above, is subject to, and qualified in its entirety by, the Purchase Agreement and Shareholders Agreement, attached as Exhibit 2.1 and Exhibit 10.1, hereto, respectively, which are incorporated into this Item 1.01 by reference in their entirety.

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Item 3.02 Unregistered Sales of Equity Securities.

The offer and sale of the 666,250 Closing Shares, the Post-Closing Shares, and the Earn-Out Shares, and to the extent that the Company desires to affect a Buyout in the future, the Buyout Shares, are intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing offer, sales and planned issuances were/will not involve a public offering, the recipients have confirmed that they are “accredited investors”, and the recipients will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 8.01. Other Events.

On December 3, 2021, the Company published a press release announcing the entry into the Purchase Agreement. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

Forward- Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our Annual Reports on Form 10-K and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1*#

Sale and Purchase Agreement of Ordinary Issued Share Capital dated November 29, 2021, by and between Golden Matrix Group, Inc., as Purchaser, and Mark Weir and Paul Hardman, as Shareholders of RKingsCompetitions Ltd, a Private Limited Company Formed and Registered in and Under the Laws of Northern Ireland, as Sellers

10.1*	Shareholders Agreement dated November 29, 2021, by and between Golden Matrix Group, Inc. and Mark Weir and Paul Hardman
99.1**	Press release dated December 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Golden Matrix Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: December 3, 2021	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
President and Chief Executive Officer

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